UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)       September 11, 2007

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

       Delaware                                    000-31135                            04-3209022
(State or Other Jurisdiction                   (Commission                               (IRS Employer
           of Incorporation)                            File Number)                            Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina            27703-8466
(Address of Principal Executive Offices)                                                     (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On September 11, 2007, Inspire Pharmaceuticals, Inc. and Catalent Pharma Solutions, LLC entered into a Manufacturing Services Agreement pursuant to which Catalent has agreed to manufacture AzaSiteTM (azithromycin ophthalmic solution) 1% to Inspire's specifications for a period of six years. Inspire has agreed to procure and supply Catalent with the active pharmaceutical ingredient for AzaSite, azithromycin. Catalent is responsible for procuring all other raw materials necessary to manufacture and package AzaSite unless Inspire chooses to supply certain materials or packaging. Inspire has agreed to purchase from Catalent on an annual basis a specified minimum number of units (each unit consists of 2.5 milliliters of AzaSite) of AzaSite at a per unit price that is specified in the contract.

Catalent has agreed to indemnify Inspire against any claims arising out of its breach of the Agreement, its negligence or the infringement of third party intellectual property arising from use of Catalent technology, and Inspire has agreed to indemnify Catalent against any claims arising out of the sale, promotion or use of AzaSite, its breach of the Agreement, its negligence or the infringement of third party intellectual property arising from use of Inspire technology. In the event Inspire must recall AzaSite, Inspire has agreed to indemnify Catalent for all costs related thereto, unless the recall is caused by Catalent's breach of the Agreement, its breach of applicable laws or its negligence or willful misconduct, in which case Catalent will bear the costs of the recall. In addition, if after testing, a batch of AzaSite is determined not to be within the proper specifications, Catalent has agreed to replace the defective batch at its cost and expense and to reimburse Inspire for any ingredients provided by Inspire that were used to manufacture the defective batch. Catalent and Inspire have also mutually agreed not to disclose certain of the other party's confidential information. Catalent's liability under the Agreement is subject to certain agreed limitations, but in the event of bodily harm or injury to any person caused by AzaSite resulting from Catalent's breach of the Agreement or its negligence, or in the event of Catalent's gross negligence or willful misconduct, these limitations do not apply.

Either party may terminate the Manufacturing Services Agreement upon 60 days' prior written notice if the other party materially breaches the Agreement. However, if Inspire fails to make payments to Catalent within 15 days after such payments are due, Catalent may terminate the Agreement or Catalent may cease performing under the Agreement until all of the outstanding payments are brought current. Inspire may terminate the Agreement if a force majeure event prevents Catalent from fully performing its obligations under the Agreement for a period of 120 days. In addition, following the conclusion of the third contract year, the Agreement may be terminated on twelve months' notice by Inspire or on twenty-four months' notice by Catalent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         Inspire Pharmaceuticals, Inc.

                                                                         By: /s/ Christy L. Shaffer
                                                                               Christy L. Shaffer,
                                                                               President and Chief Executive Officer

Dated: September 11, 2007